UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 17, 2011

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

45 East Putnam Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (203) 422-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of  March 17, 2011, Global Gold Corporation (the "Company" or "Global Gold") entered into an agreement with Consolidated Resources USA, LLC, a Delaware company (“CR”) for a joint venture on the Company’s Toukhmanuk and Getik properties in Armenia (the “Properties”).  Upon payment of the initial consideration (“Initial Consideration”) as provided below, Global Gold and CR will work together for twelve months (the “12 Month Period”) to develop the Properties and cause the Properties to be contributed to a new joint venture company “Newco”, whose identity and terms will be mutually agreed, (the “JVC”).  This agreement enables Global Gold to complete its current Toukhmanuk production expansion to 300,000 tonnes per year and advance exploration in Armenia.  Rasia, a Dubai-based principal advisory company, acted as sole advisor on the transaction.

The JVC will (i) own, develop and operate Toukhmanuk and Getik, (ii) be a company listed on an exchange fully admitted to trading and (iii) have no liabilities, obligations, contingent or not, or commitments except pursuant to the Shareholders Agreement.  Global Gold’s ownership in the JVC shall be the greater value of either 51% or the pro forma value of $40.0 million in newly issued stock of the JVC at the end of the 12 Month Period.  Current Global Gold director Ian Hague and Chairman Van Krikorian will serve on the JVC board, which will reflect the parties’ interests.  CR and Global Gold will also form a technical committee to oversee exploration and production matters.

Other key terms include CR paying initial consideration of $5,000,000 as a working capital commitment (“Initial Consideration”) to Global Gold payable by; a $500,000 Advance immediately following the execution of the Agreement (the “Advance”); $1,400,000 payable following the satisfactory completion of due diligence by CR and the execution of definitive documents in 30 days from the date of this Agreement; and $3,100,000 according to a separate schedule in advance and payable within 5 business days of the end of every calendar month as needed.  If CR elects not to close the transaction described in this agreement based on its findings during the 30-day due diligence period, GGC shall have nine months to repay the Advance with 6% interest.

In a proportion to be mutually agreed and payable in 12 months from the date of the signing of a definitive agreement (the “12 Month Period”), $40.0 million in cash and/or newly issued stock of the JVC and a Net Smelter Royalty, if any, to be defined in the definitive agreement (the “Remaining Consideration”).  Any unused working capital from the Initial Consideration is to be added to the Remaining Consideration for payment to Global Gold, all as further described in Exhibit 10.3 below.

Item 9.01 Exhibits

Exhibit No.	Description

10.3	Material Contract – Global Gold Corporation and Consolidated Resources USA, LLC Joint Venture Agreement dated as of March 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2011	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman & Chief
Executive Officer